UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Hiland Holdings GP, LP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

YOUR VOTE IS IMPORTANT
PLEASE SUBMIT YOUR PROXY TODAY
September 25, 2009
Dear Common Unitholder of Hiland Holdings:
     We have previously mailed to you proxy materials in connection with the special meeting of common unitholders of Hiland Holdings GP, LP (“Hiland Holdings”) to be held on October 20, 2009.
     Your vote is extremely important regardless of the number of common units you own. If you do not vote your common units it will have the same effect as a vote “against” the merger.
     If the merger is completed, each outstanding common unit of Hiland Holdings owned by you at the effective time of the merger will be converted into the right to receive $2.40 in cash. For the reasons set forth in the joint proxy statement, dated September 11, 2009, your Board of Directors unanimously recommends that you vote “FOR” approval of the merger agreement and the merger.
     Please submit your proxy in this important matter as promptly as possible (1) by telephone, (2) through the Internet, or (3) by marking, signing, and dating the enclosed proxy card or voting instruction form and returning it in the postage-paid return envelope provided.
     Thank you for your cooperation and continued support.
Sincerely,

Matthew S. Harrison
Secretary

3 Easy Ways To Vote
     Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:
1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, and date your proxy card or voting instruction form and return it in the postage-paid return envelope provided.
Please Act Today

YOUR VOTE IS IMPORTANT
Please help your Company save additional solicitation costs by marking, signing, dating and returning your proxy card or voting instruction form today. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions. Please return your voting instruction form immediately. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting Hiland Holdings, toll-free at 1-800-967-4612.